Exhibit 99.1

Beijing, China, February 21, 2007 (MARKET WIRE via COMPTEX)- Telestone Technologies Corporation (NASDAQ-TSTC) a leading provider of wireless communication coverage solutions primarily in People’s Republic of China (“PRC”) today announced that it sold securities at an aggregate purchase price of $6,025,000 consisting of 669,444 shares of common stock and 4-year warrants to purchase 133,889 shares of common stock at an exercise price of $11.60 per share in a private placement with certain institutional investors pursuant to a securities purchase agreement between the company and such investors. Maxim Group, LLC acted as the sole placement agent for the transaction.

The company expects the net proceeds from this sale will be approximately $5.6 million after expenses. The company expects to use the proceeds from the offering for general corporate purposes.

The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The company may offer securities on substantially the same terms described herein to other qualified institutional buyers and institutional accredited investors. As part of the terms of the private placement, the company is obligated to file a registration statement to register for resale under the Securities Act the shares of common stock issued or issuable in connection with the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor, shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Telestone Technologies Corporation

Telestone provides wireless communications coverage solutions primarily in the People’s Republic of China. These solutions include products such as repeaters, antennas and radio accessories. In addition, the Company provides services that include project design, project management, installation, maintenance and other after-sales services. Telestone Technologies currently has approximately 556 employees. Additional information on the Company can be found at www.telestonecorp.com

SAFE HARBOR Information in this news release or on this website may contain statements about future expectations, plans, prospects or performance of Telestone Technologies Corporation ("Telestone") that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "can be," "expects," "may affect," "believed," "estimate," "project," and similar words and phrases are intended to identify such forward-looking statements. Telestone cautions you that any forward-looking information provided by or on behalf of Telestone is not a guarantee of future performance. None of the information on this website constitutes an offer to sell securities or investment advice of any kind, and visitors should not base their investment decisions on information contained in this website. Telestone's actual results may differ materially from those anticipated in such forward-looking statements as a result of various important factors, some of which are beyond Telestone's control, in addition to those discussed in Telestone's press releases, public filings, and statements by Telestone's management, including, but not limited to, Telestone's estimate of the sufficiency of its existing capital resources, Telestone's ability to raise additional capital to fund future operations, Telestone's ability to repay its existing indebtedness, the uncertainties involved in estimating market opportunities and, in identifying contracts which match Telestone's capability to be awarded contracts. All such forward-looking statements are current only as of the date on which such statements were made. Telestone does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

For additional information please contact:
Telestone Technologies Corporation
East West Network Group
Mark Miller
770-436-7429
mmeastwest@hotmail.com